UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

March 26, 2014

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shaanxi Province

China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 26, 2014, Xi’an TCH Energy Technology Co., Ltd (“Xi’an TCH”), a wholly owned subsidiary of China Recycling Energy Corporation (the “Company”) entered into a Coke Dry Quenching (“CDQ”) Waste Heat Recycling Project Energy Management Cooperative Agreement (the “Agreement”) with Tangshan Baoliyuan Coking Co., Ltd. ( “Baoliyuan”), a limited liability company incorporated in Hebei Province, China.

Pursuant to the Agreement, Xi’an TCH will design, build and maintain a CDQ system and a CDQ waste heat power generation system and sell the power to Baoliyuan (the “CDQ Project”) and Xi’an TCH will also build a high scale waste water treatment system for Baoliyuan and charge monthly payment for two years (the “ Waste Water Treatment Project”) .

The construction period of the CDQ Project is expected to be 15 months from the effective date of the Agreement. Baoliyuan will start to pay an energy saving fee from the date when the waste heat power generation station passes the required 72 hour test run. The term of payment is for 20 years and Baoliyuan shall pay an energy saving fee at RMB 0.7 (approximately $0.114) per kilowatt hour (including tax) for the power generated from the system, from which Xi’an TCH shall take 92.86% and Baoliyuan shall take 7.14% as parties to share the energy saving benefits. During the term of the contract the energy saving fee shall be adjusted at the same percentage as the change of local grid electricity price. Baoliyuan shall provide guarantees to ensure it will fulfill its obligations under the Agreement. Upon the completion of the term, Xi’an TCH will transfer the systems to Baoliyuan at RMB 1.

Baoliyuan shall provide waste heat to the systems for no less than 8,000 hours per year and coking production shall reach 80% of its capacity. If these requirements are not met, the energy saving fee will be calculated according to such hours and capacity .

If Baoliyuan wants to terminate the Agreement early, it shall provide Xi’an TCH a 60 day notice and pay the termination fee and compensation for the damages to Xi’an TCH according to the following formula: 1) if it is less than 5 years (including 5 years) into the term when Baoliyuan requests termination, Baoliyuan shall pay: Xi’an TCH’s total investment amount plus Xi’an TCH’s average annual investment return times (5 years minus the years of which the system has already operated); 2) if it is more than 5 years into the term when Baoliyuan requests the termination, Baoliyuan shall pay: Xi’an TCH’s total investment amount minus total amortization cost (the amortization period is 20 year).

From the first month of the completion of Waste Water Treatment Project, Baoliyuan shall pay a fixed monthly fee for the waste water treatment system at RMB 1.05 million per month (approximately $171,010) for the first 12 months and RMB 940,000 per month (approximately $153,094) for the next 12 months.

The description contained herein of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibits are filed with this report.

Exhibits Number	Description

10.1	CDQ Waste Heat Recycling Project Energy Management Cooperative Agreement with Baoliyuan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: March 31, 2014	/s/ David Chong
David Chong, Chief Financial Officer